UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) March 31, 2011

HUB GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Highland Parkway, Suite 100
Downers Grove, Illinois 60515
(Address, including zip code, of principal executive offices)

(630) 271-3600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Credit Agreement Amendment

On March 31, 2011, Hub Group, Inc. entered into an amendment to its Credit Agreement with Bank of Montreal and Harris N.A., which increased its maximum unsecured borrowing capacity under the Credit Agreement from $10 million to $50 million and extended the term of the Credit Agreement another year until March 3, 2014.

The foregoing summary is qualified in its entirety by reference to the amendment to the Credit Agreement, which is attached hereto as Exhibit 10.1.

Purchase Agreement

On April 1, 2011, Hub Group entered into a material definitive agreement pursuant to which it acquired all of the capital stock of Exel Transportation Services, Inc. (“ETS”).  The purchase price for the ETS stock was $83 million before post closing adjustments, which Hub Group paid with cash on hand.   ETS is now a wholly-owned subsidiary of Hub Group, operating independently as Mode Transportation, LLC.  The foregoing summary is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached hereto as Exhibit 10.2.  A copy of the press release issued by Hub Group regarding such agreement is attached as Exhibit 99.1 to this Form 8-K.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE
                        SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01—Credit Agreement Amendment.

Item 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) A list of exhibits filed herewith is contained on the Exhibit
Index which immediately precedes such exhibits and is
incorporated herein by reference.

Exhibit No.

10.1    Fourth Amendment to Credit Agreement, dated as of March 31, 2011, among Hub Group, Inc., Hub City Terminals, Inc.,
                   Bank of Montreal and Harris N.A.

10.2    Stock Purchase Agreement, dated as of April 1, 2011, by and among Hub Group, Inc., DPWN Holdings (USA), Inc.
           and Exel Transportation Services, Inc.

99.1    Press release, issued April 4, 2011, announcing acquisition of Exel Transportation Services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

Date: April 6, 2011	By:	/s/ Terri A. Pizzuto
Name Terri A. Pizzuto
Title Executive Vice President, Chief Financial
Officer and Treasurer